UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP. (as depositor under an Amended and Restated Trust Agreement to be dated October 26, 2005, providing for, inter alia, the issuance of People’s Choice Home Loan Securities Trust Series 2005-4, Mortgage-Backed Notes, Series 2005-4)

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-125734	92-0181950
State of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

7515 Irvine Center Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 341-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01.	Other Events

On or about October 26, 2005, the Registrant will cause the issuance and sale of approximately $1,117,169,000 initial principal amount of Mortgage-Backed Notes, Series 2005-4 (collectively, the “Notes”) pursuant to an Indenture, dated as of October 26, 2005, among People’s Choice Home Loan Securities Series Trust 2005-4, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator and HSBC Bank USA, National Association, as Indenture Trustee.

In connection with the sale of the Series 2005-4, Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes (the “Underwritten Notes”), the Registrant has been advised by Bear, Stearns & Co. Inc. (the “Underwriter”) that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the “Computational Materials”) with respect to the Underwritten Notes following the effective date of Registration Statement 333-125734, which Computational Materials are being filed as exhibits to this report.

The Computational Materials have been provided by the Underwriter and were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Notes (the “Mortgage Loans”) may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Notes might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Notes.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits:

Exhibit No.	Description

99.1	Computational Materials (as defined in Item 8.01) that have been provided by Bear, Stearns & Co. Inc. to certain prospective purchasers of People’s Choice Home Loan Securities Trust Series 2005-4, Mortgage-Backed Notes, Series 2005-4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP. (Registrant)

By:	/s/ Brad Plantiko
Name: Brad Plantiko
Title: Executive Vice President of Finance

Dated: October 19, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Description

1	99.1	Computational Materials (as defined in Item 8.01) that have been provided by Bear, Stearns & Co. Inc. to certain prospective purchasers People’s Choice Home Loan Securities Trust Series 2005-4, Mortgage-Backed Notes, Series 2005-4